Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 of Madison County Financial, Inc. of our report dated April 27, 2012 on our audits of the consolidated financial statements of Madison County Holding Company, MHC, appearing in the Prospectus, which is part of the Registration Statement. We also consent to the references to our firm under the caption “Experts” in the Prospectus.

BKD, LLP

Indianapolis, Indiana
June 12, 2012